EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555



                         EASTGROUP PROPERTIES ANNOUNCES
                           FIRST QUARTER 2004 RESULTS

o    Net Income  Available  to Common  Stockholders  of $4.4 Million or $.21 Per
     Share
o    Funds from Operations of $12.6 Million or $.60 Per Share
o    Percentage Leased 93.5%, Occupancy 91.9%
o    Same  Property   Growth  of  1.8%  on  a  Cash  Basis  and  3.5%  Including
     Straight-Line Rent Adjustments
o Paid 97th Consecutive Quarterly Dividend - $.48 Per Share - Twelfth Consecutive Year of Dividend Growth
o    Development Projects of $42.6 Million Under Construction or In Lease-Up
o    Debt-to-Total Market Capitalization of 31.3% at Quarter End
o    Interest Coverage of 3.7x and Fixed Charge Coverage of 3.3x


JACKSON, MISSISSIPPI, April 19, 2004 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2004.

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2004, funds from operations (FFO) was $.60 per share compared with $.61 per share in the same period of 2003, a decrease of 1.6% per share. There were no gains on securities for the first quarter of this year compared to $.02 per share in the same period of 2003.

Property net operating income (PNOI) from same properties on a cash basis increased 1.8% for the quarter. PNOI from same properties including straight-line rent adjustments increased 3.5%. Rental decreases on a cash basis on new and renewal leases averaged 9.7% for the quarter. Rental decreases including straight-line rent adjustments on new and renewal leases averaged 2.5% for the quarter.

FFO and PNOI are non-GAAP financial measures. For definitions of FFO and PNOI and reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, please see "Reconciliations of Other Reporting Measures to Net Income," attached.

David H. Hoster II, President and CEO, stated, "We are pleased with our trend of achieving positive same property operating results. Our first quarter results represent the third consecutive quarter of improvement in same property operations when compared to the previous year's quarter. This continuing improvement is the result of higher occupancy more than offsetting the decrease in rents experienced with lease renewals and new leasing. We are working hard to maintain this positive momentum."

"In March, we increased our common share dividend 1.1% to $.48 per share ($1.92 per share annually), making 2004 the twelfth consecutive year of dividend growth. This payout represented our 97th consecutive regular quarterly dividend to shareholders."

                                     -MORE-
       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.21 for the three months ended March 31, 2004 compared with $.17 for the same period in 2003. The increase in EPS was primarily a result of the positive effect on the EPS calculation of the conversion of the convertible preferred stock as such securities were antidilutive in the same period of 2003. The increase in EPS would have been higher except for increased depreciation and amortization expense primarily due to acquisitions and properties transferred to real estate operations from development.

DEVELOPMENT

The incremental growth of EastGroup's current development program and 2003 property transfers to the portfolio increased PNOI by $341,000 in the first quarter of 2004. At March 31, 2004, EastGroup had ten development properties containing 746,000 square feet with a projected total cost of approximately $42.6 million either in lease-up or under construction. Of this total, approximately 41% of the space was leased as of April 19, 2004.

In January 2004, the Company purchased for future development a 1.56-acre parcel of land adjacent to the Blue Heron Distribution Center II building in West Palm Beach, Florida for a price of $450,000. This site is projected to accommodate a service center type development of approximately 25,000 square feet.

In March 2004, the Company began construction of two new development projects, the 79,000 square foot Palm River South I building in Tampa with estimated costs of $4,300,000 and the 63,000 square foot Sunport Center V building in Orlando with projected costs of $3,800,000.

Mr. Hoster stated, "Our development program is well positioned to take advantage of the opportunities offered by an improving U.S. economy. We plan to begin construction of site improvements and the first two buildings at our South Ridge development in Orlando this summer and also hope to start additional buildings in the third quarter at World Houston and at Executive Airport Commerce Center in Fort Lauderdale."

ACQUISITIONS

In January 2004, the Company purchased Blue Heron Distribution Center II (100,000 square feet) in West Palm Beach, Florida for a price of $5,650,000. Blue Heron II was built in 1988 and is adjacent to Blue Heron I (110,000 square feet) which EastGroup has owned since 1999. The property is currently 50% occupied and is projected to generate an unleveraged stabilized yield upon lease-up of approximately 9.5%.

In March 2004, the Company purchased Kirby Business Center in Houston, Texas for a price of $4,210,000. Kirby is a 125,000 square foot business distribution facility constructed in 1980. The property, which is 100% leased to two tenants, is projected to generate an unleveraged yield of approximately 9.5%.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 31.3% at March 31, 2004. For the quarter, the Company had an interest coverage ratio of 3.7x and a fixed charge coverage ratio of 3.3x. Total debt at March 31, 2004 was $354.2 million with floating rate bank debt comprising $71.4 million of that total.

DIVIDENDS

EastGroup paid dividends of $.48 per share of common stock in the first quarter of 2004, which was 80% of funds from operations per diluted share for the quarter. This dividend was the 97th consecutive quarterly distribution to EastGroup's common stockholders and represents an annualized dividend rate of $1.92 per

                                     -MORE-
       P.O. BOX 22728-JACKSON,MS 39225-TEL. 601-354-3555-FAX 601-352-1441
share, which yields 6.5% on the closing stock price of $29.60 on April 16, 2004. EastGroup also paid quarterly dividends of $.4969 per share on its Series D
Preferred Stock on April 15, 2004 to stockholders of record as of March 31, 2004.

OUTLOOK FOR REMAINDER OF 2004

Guidance for 2004 remains the same as our original guidance on an FFO per share basis with a range of $2.42 to $2.54. Earnings per share for 2004 should be in the range of $.86 to $.98. The table below reconciles projected net income to projected FFO for the second quarter and the year 2004.


                                                                                        Low Range               High Range
                                                                                   2Qtr04      Y/E 2004     2Qtr04     Y/E 2004
                                                                                --------------------------------------------------
Net income                                                                      $   5,112        20,752      5,532        23,278
Dividends on preferred shares                                                        (656)       (2,624)      (656)       (2,624)
                                                                                --------------------------------------------------
Net income available to common stockholders                                         4,456        18,128      4,876        20,654
Depreciation and amortization                                                       8,275        33,235      8,275        33,235
Share of joint venture depreciation and amortization                                  (36)         (144)       (36)         (144)
                                                                                --------------------------------------------------
Funds from operations available to common stockholders                          $  12,695        51,219     13,115        53,745
                                                                                ==================================================

Diluted shares for funds from operations and earnings per share                    21,164        21,154     21,164        21,154

Per share data (diluted):
Net income available to common stockholders                                     $     .21           .86        .23           .98
Funds from operations available to common stockholders                                .60          2.42        .62          2.54

The following assumptions were used for 2004:

     o    Average occupancy of 89% to 91%.
     o    Same Store NOI change of 0% to 3.6%.
     o Existing development contributing $.07 per share before interest expense.
     o    One-half year of PNOI on acquisitions (net of sales) of $10 million.
     o    No significant lease termination fees.
     o    Floating rate bank debt at 3%.
     o    New fixed rate debt of $25 million on July 1, 2004 at 5.6%.
     o Dilution from November 2003 $25 million common stock offering of $.02 per share.

CONFERENCE CALL

EastGroup will host a conference call to discuss the results of its first quarter and review the Company's current operations on Tuesday, April 20, 2004, at 2:00 P.M. Eastern Time. The number for the conference call is 1-800-251-6529, ID #429176. A taped recording of the call can be accessed 24 hours a day through Tuesday, April 27, 2004 by dialing 1-888-266-2081; the pass code is 429176.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, ownership and development of industrial properties in major Sunbelt markets throughout the United States with a special emphasis in the states of Arizona, California, Florida and Texas. The Company's goal is to maximize shareholder value by being a leading provider of functional, flexible, and quality business distribution space for location sensitive tenants primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply constrained submarkets. EastGroup's portfolio

                                     -MORE-
       P.O. BOX 22728-JACKSON,MS 39225-TEL. 601-354-3555-FAX 601-352-1441
currently includes 19.5 million square feet with an additional 746,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, plans, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and risks relating to the Company's development program, including weather, delays in construction schedules, contractor's failure to perform, increases in the price of construction materials or the unavailability of such materials, difficulty in obtaining necessary governmental approvals and other matters outside the Company's control. The success of the Company also depends upon the trends of the economy, including interest rates and the effects to the economy from possible terrorism and related world events, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                     -MORE-
      P.O. BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                ----------------------------
                                                                                     2004          2003
                                                                                ----------------------------
REVENUES
Income from real estate operations                                              $   27,631        26,487
Other                                                                                   32           356
                                                                                ----------------------------
                                                                                    27,663        26,843
                                                                                ----------------------------
EXPENSES
Operating expenses from real estate operations                                       7,672         7,960
Interest                                                                             4,919         4,698
Depreciation and amortization                                                        8,263         7,687
General and administrative                                                           1,676         1,239
Minority interest in joint ventures                                                    121            99
                                                                                ----------------------------
                                                                                    22,651        21,683
                                                                                ----------------------------

INCOME FROM CONTINUING OPERATIONS                                                    5,012         5,160

DISCONTINUED OPERATIONS
  Loss from real estate operations                                                       -            (2)
  Gain on sale of real estate investments                                                -           106
                                                                                ----------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                      -           104
                                                                                ----------------------------

NET INCOME                                                                           5,012         5,264

Preferred dividends-Series A                                                             -           970
Preferred dividends-Series B                                                             -         1,532
Preferred dividends-Series D                                                           656             -
                                                                                ----------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                     $    4,356         2,762
                                                                                ============================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                             $     0.21          0.16
  Income from discontinued operations                                                    -          0.01
                                                                                ----------------------------
  Net income available to common stockholders                                   $     0.21          0.17
                                                                                ============================

  Weighted average shares outstanding                                               20,687        15,924
                                                                                ============================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                             $     0.21          0.16
  Income from discontinued operations                                                    -          0.01
                                                                                ----------------------------
  Net income available to common stockholders                                   $     0.21          0.17
                                                                                ============================

  Weighted average shares outstanding                                               21,114        16,282
                                                                                ============================

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     Three Months Ended
                                                                                         March 31,
                                                                                ------------------------------
                                                                                     2004          2003
                                                                                ------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $   27,631        26,487
Operating expenses from real estate operations                                      (7,672)       (7,960)
                                                                                ------------------------------

PROPERTY NET OPERATING INCOME (PNOI) (A)                                            19,959        18,527

Other income                                                                            32           356
General and administrative expense                                                  (1,676)       (1,239)
                                                                                ------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)             18,315        17,644

Loss from discontinued operations (before depreciation and amortization)                 -            (2)
Interest expense (B)                                                                (4,919)       (4,698)
Minority interest in earnings (before depreciation and amortization)                  (156)         (139)
Dividends on Series A preferred shares                                                   -          (970)
Dividends on Series D preferred shares                                                (656)            -
                                                                                ------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS (A)                    12,584        11,835

Depreciation and amortization from continuing operations                            (8,263)       (7,687)
Share of joint venture depreciation and amortization                                    35            40
Gain on sale of depreciable real estate investments                                      -           106
Dividends on Series B convertible preferred shares                                       -        (1,532)
                                                                                -----------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                          4,356         2,762

Dividends on preferred shares                                                          656         2,502
                                                                                -----------------------------

NET INCOME                                                                      $    5,012         5,264
                                                                                =============================
DILUTED PER COMMON SHARE DATA: (C)
Income from continuing operations                                               $     0.21          0.16
Income from discontinued operations                                                   0.00          0.01
                                                                                -----------------------------
Net income available to common stockholders                                     $     0.21          0.17
                                                                                =============================

Weighted average shares outstanding                                                 21,114        16,282
                                                                                =============================

Funds from operations available to common stockholders                          $     0.60          0.61
                                                                                =============================

Weighted average shares outstanding for FFO purposes                                21,114        19,464
                                                                                =============================

(A) The Company's chief decision makers use two primary measures of operating results in making decisions, such as allocating resources: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (GAAP)), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provide supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

(B) Net of capitalized interest of $500,000 and $486,000 for the three months ended March 31, 2004 and 2003, respectively.

(C) Assumes dilutive effect of common stock equivalents.